Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement, effective as of March 31, 2022 (this “Termination Agreement”), is entered into by and among Sierra Lake Acquisition Corp., a Delaware corporation (the “Company”) and Sierra Lake Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company and the Sponsor are collectively referred to herein as the “Parties”.

WHEREAS, the Company and the Sponsor entered into that certain Administrative Support Agreement, dated September 14, 2021 (the “Administrative Support Agreement”);

WHEREAS, pursuant to the Administrative Support Agreement, the Company agreed to pay the Sponsor the sum of $10,000 per month on September 14, 2021 (the date on which the securities of the Company were first listed on The Nasdaq Capital Market, or the “Listing Date”) and continuing monthly thereafter until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Company’s Registration Statement) (such earlier date, the “Termination Date”), in exchange for the Sponsor providing the Company with certain office space, utilities and secretarial and administrative support; and

WHEREAS, each of the Parties believes that terminating the Administrative Support Agreement and waiving any and all amounts due, from the Listing Date to the Termination Date, from the Company to the Sponsor pursuant to the Administrative Support Agreement is in its best interests and wishes to terminate its rights and obligations thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties, intending to be legally bound, hereto agrees that the Administrative Support Agreement is hereby terminated in its entirety as of the date hereof, and none of the parties thereto will have any rights or obligations thereunder following such termination. In connection with the termination of the Administrative Support Agreement, the Sponsor hereby further agrees to waive any and all amounts due, from the Listing Date to the Termination Date, from the Company to the Sponsor pursuant to the Administrative Support Agreement. This Termination Agreement supersedes any other oral or written agreements among the parties regarding the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date set forth above.

SIERRA LAKE ACQUISITION CORP.

By:	/s/ Charles Alutto
Name: Charles Alutto
Title: Chief Executive Officer

SIERRA LAKE SPONSOR LLC

By:	/s/ Charles Alutto
Name: Charles Alutto
Title: Managing Member

[Signature Page to Termination Agreement]